AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1996

                                                   Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------

                             OWEN HEALTHCARE, INC.
            (Exact name of registrant as specified in its charter)

                                    TEXAS
                        (State or other jurisdiction of
                        incorporation or organization)

                                  75-1329577
                                (I.R.S. Employer
                              Identification No.)

                       9800 CENTRE PARKWAY, SUITE 1100
                             HOUSTON, TEXAS 77036
         (Address of principal executive offices, including zip code)

                 OWEN HEALTHCARE, INC. 1996 STOCK OPTION PLAN
                           (Full title of the plan)

                               STEPHEN A. DRURY
                           EXECUTIVE VICE PRESIDENT
                        9800 CENTRE PARKWAY, SUITE 1100
                             HOUSTON, TEXAS  77036
                    (Name and address of agent for service)

                                (713) 777-8173
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                               JEFFERY B. FLOYD
                            VINSON & ELKINS L.L.P.
                            2300 FIRST CITY TOWER
                          HOUSTON, TEXAS 77002-6760

                        CALCULATION OF REGISTRATION FEE

====================================================================================
   Title of      Amount to be   Proposed maximum  Proposed maximum     Amount of
securities to be  registered     offering price       aggregate     registration fee
  registered                       per share*      offering price*
---------------- -------------- ----------------  ----------------  ----------------
Common Stock,
no par value     900,000 shares      $14.75          $13,276,969        $4,024
=====================================================================================

*Estimated, solely for purposes of calculating the registration fee on the basis of (a) with respect to 19,300 shares, $12.00 per share, the exercise price of options already granted under the plan, and (b) with respect to the remainining 880,700 shares, $14.8125, the average of the high and low prices for the Common Stock on the New York Stock Exchange on October 31, 1996.

                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Owen Healthcare, Inc., a Texas corporation (the "Company"), are incorporated herein by reference and made a part hereof:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995;

      (b) The Company's Quarterly Reports on Form 10-Q for the periods ended February 29, 1996, May 31, 1996, and August 31, 1996;

      (c) The Description of the Company's Common Stock, no par value, included in the Company's Registration Statement on Form 8-A as filed with the Commission with respect to the Common Stock on May 21, 1996.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Bylaws of the Company provide that, subject to certain limitations, its officers and directors will be indemnified by the Company against judgements, penalties, fines, settlements and reasonable expenses actually incurred by such persons, to the fullest extent permitted under the TBCA. Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person
(i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

   In addition, the Company's Restated Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except in the case of (i) a breach of the director's duty of loyalty to the corporation or the shareholders, (ii) an act or omission not in good faith that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an action or omission for which the liability of the director is expressly provided by statute, or (v) and act related to an unlawful stock repurchase or dividend. The Restated Articles of Incorporation further excuse a director from liability to the fullest extent permitted by the TBCA.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

   Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

      4.1 Restated Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 33-75456); Articles of Amendment to Restated Articles of Incorporation dated August 25, 1994 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-93496)).

      4.2   Bylaws of the Company incorporated herein by reference to Exhibit
            3.2 to the Company's Registration Statement on Form S-4 (Registration No. 33-75456); Amendment to Bylaws dated June 12, 1995 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-93496)); Amendment to Bylaws dated April 9, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q dated February 29, 1996)).

      4.3 Specimen Stock Certificate representing shares of Common Stock of the Company, incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-93496).

      5.1   Opinion of Vinson & Elkins L.L.P.

      23.1  Consent of Price Waterhouse LLP

      23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

      24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                 UNDERTAKINGS

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of October, 1996.

                                    OWEN HEALTHCARE, INC.

                                    By:   /s/ CARL E. ISGREN
                                    Name:  Carl E. Isgren
                                    Title: President, Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl E. Isgren and Stephen A. Drury, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

NAME                                       TITLE                                   DATE
/s/ CARL E. ISGREN             President, Chief Executive Officer,              October 31, 1996
    Carl E. Isgren             Director (Principal Executive Officer)

/s/ STANLEY H. FLORANCE       Senior Vice President, Finance and Chief          October 31, 1996
    Stanley H. Florance       Financial Officer (Principal Accounting and
                              Financial Officer)

/s/ DIAN G. OWEN              Director                                          October 31, 1996
    Dian G. Owen

/s/ HARLAN C. STAI            Director                                          October 31, 1996
    Harlan C. Stai

/s/ STEPHEN A. DRURY          Director                                          October 31, 1996
    Stephen A. Drury

                                    -5-

NAME                                       TITLE                                   DATE
/s/ DONALD M. JONES            Director                                         October 31, 1996
    Donald M. Jones

/s/ ROBERT M. RUTLEDGE        Director                                          October 31, 1996
    Robert M. Rutledge

/s/ J.D. EPSTEIN              Director                                          October 31, 1996
    J.D. Epstein

/s/ DIANE PETERSON            Director                                          October 31, 1996
    Diane Peterson

/s/ ROBERT L. WILLIAMS        Director                                          October 31, 1996
    Robert L. Williams

/s/ HUGH M. MORRISON          Director                                          October 31, 1996
    Hugh M. Morrison

                                 EXHIBIT INDEX

            EXHIBIT

            4.1 Restated Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration
                  No. 33-75456); Articles of Amendment to Restated Articles of Incorporation dated August 25, 1994 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-93496)).

            4.2   Bylaws of the Company incorporated herein by reference to
                  Exhibit 3.2 to the Company's Registration Statement on Form S-4 (Registration No. 33-75456); Amendment to Bylaws dated June 12, 1995 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration
                  No. 33-93496)); Amendment to Bylaws dated April 9, 1996 (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q dated February 29, 1996)).

            4.3 Specimen Stock Certificate representing shares of Common Stock of the Company, incorporated herein by reference to Exhibit
                  4.2 to the Company's Registration Statement on Form
                  S-1 (Registration No. 33-93496).

            5.1   Opinion of Vinson & Elkins L.L.P.

            23.1  Consent of Price Waterhouse L.L.P.

            23.2  Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

            24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                    -7-